RespireRx Pharmaceuticals Inc. to Present at Noble Financial Capital Markets’ Twelfth Annual Investor/Equity Conference – NobleCon12

Glen Rock, N.J., January 19, 2016/Globe Newswire – RespireRx Pharmaceuticals Inc. (OTC QB: RSPI) (“RespireRx” or the “Company”), a leader in developing drugs for respiratory disorders, particularly sleep apneas and drug-induced respiratory depression, announces that the Company’s Vice President, Treasurer and Secretary and member of the Board of Directors, Jeff Margolis will present at the Noble Financial Capital Markets’ Twelfth Annual Investor/Equity Conference – NobleCon12 on Wednesday, January 20, 2016 at 10:30 AM Eastern Standard Time (http://nobleconference.com/general-agenda). The Conference is sponsored by Noble Financial Capital Markets and will be held at the Sandpiper Bay Club Med facility in Port St. Lucie, Florida from January 17 – 20, 2016.

Mr. Margolis will discuss RespireRx’s initiatives with dronabinol for obstructive sleep apnea (Phase - 2B), CX-1739 (oral) for drug-induced respiratory depression and central sleep apnea (both Phase - 2A). He will also provide background information and descriptions of other product pipeline candidates.

Mr. Margolis’ presentation will be available by live webcast streaming online and will also be archived. To access the live audio webcast, log onto the RespireRx website at www.respirerx.com, click on the investors tab and follow the links and instructions, or go to http://noble.mediasite.com/mediasite/Play/2fffb581d269487ca511a4cb740447051d. A copy of the slide presentation to be presented at the conference will be submitted in a filing by the Company with the U.S. Securities and Exchange Commission in a Current Report on Form 8-K prior to the presentation and will also be available in the investors section of the RespireRx website.

Comments by the Company’s Vice President, Treasurer and Secretary

Jeff Margolis, RespireRx Vice President, Treasresurer and Secretary, commented, “We are looking forward to the opportunity to present our strategic and operational goals for 2016 at the upcoming Noble Conference. Management will continue to update shareholders and other stakeholders on the progress of RespireRx’s scientific, clinical and regulatory development initiatives during 2016.”

About RespireRx Pharmaceuticals Inc.

RespireRx Pharmaceuticals Inc. is a leader in the development of drugs for respiratory disorders, with a focus on sleep apneas and drug-induced respiratory depression. The Company holds exclusive licenses and owns patents and patent applications for certain families of chemical compounds that claim the chemical structures and their use in the treatment of a variety of disorders, as well as claims for novel uses of known drugs.

RespireRx Pharmaceuticals Inc., 126 Valley Road, Suite C, Glen Rock, NJ 07452

www.RespireRx.com

RespireRx’s pharmaceutical candidates in development are derived from two platforms, as described below.

The first platform is the class of compounds known as cannabinoids, in particular, dronabinol. Under a license agreement with the University of Illinois, the Company has rights to patents claiming the use of cannabinoids for the treatment of sleep-related breathing disorders. In a double-blind, placebo-controlled, dose-ascending Phase 2A clinical study conducted by the Company, dronabinol produced a statistically significant reduction in the Apnea-Hypopnea Index, the primary therapeutic end-point, and was observed to be safe and well-tolerated in a group of patients with Obstructive Sleep Apnea (“OSA”). The University of Illinois and three other centers currently are investigating dronabinol in a potentially pivotal, six week, double-blind, placebo-controlled Phase 2B clinical trial in 120 patients with OSA. This study, which the University of Illinois has indicated it expects to be completed during the second quarter of 2016, is fully funded by the National Heart, Lung and Blood Institute of the National Institutes of Health. The Company is not managing or funding this ongoing clinical trial.

The second platform of medicines being developed by RespireRx is a class of proprietary compounds known as ampakines, which act to enhance the actions of the excitatory neurotransmitter glutamate at AMPA glutamate receptors. Several ampakines, in both oral and injectable form, are being developed by the Company for the treatment of a variety of breathing disorders. In clinical studies, select ampakines have shown preliminary efficacy in central sleep apnea and in the control of respiratory depression produced by opiates, without altering their analgesic effects. In animal models of orphan disorders, such as Pompé Disease, spinal cord damage and perinatal respiratory distress, it has been demonstrated that certain ampakines improve breathing function. The Company’s compounds belong to a new class of ampakines that do not display the undesirable side effects previously reported in animal models of earlier generations.

Additional information about the Company and the matters discussed herein can be obtained on the Company’s web-site at www.RespireRx.com or in the Company’s filings with the U.S. Securities and Exchange Commission on EDGAR at www.sec.gov.

Special Note Regarding Forward-Looking Statements: Certain statements included or incorporated by reference in this news release, including information as to the future financial or operating performance of the Company and its drug development programs, constitute forward-looking statements. The words “believe,” “expect,” “anticipate,” “contemplate,” “target,” “plan,” “intend,” “continue,” “budget,” “estimate,” “may,” “schedule” and similar expressions identify forward-looking statements. Forward-looking statements include, among other things, statements regarding future plans, targets, estimates and assumptions. Forward-looking statements are necessarily based upon a number of estimates and assumptions that, while considered reasonable by the Company, are inherently subject to significant business, economic and competitive uncertainties and contingencies. Many factors could cause the Company’s actual results to differ materially from those expressed or implied in any forward-looking statements made by, or on behalf of, the Company. Due to these various risks and uncertainties, actual events may differ materially from current expectations. Investors are cautioned that forward-looking statements are not guarantees of future performance and, accordingly, investors are cautioned not to put undue reliance on forward-looking statements due to the inherent uncertainty therein. Forward-looking statements are made as of the date of this news release and the Company disclaims any intent or obligation to update publicly such forward-looking statements, whether as a result of new information, future events or results or otherwise.

Company Contact:

Jeff Margolis
Vice-President, Treasurer and Secretary

Telephone: (917) 834-7206
E-mail: jmargolis@respirerx.com

RespireRx Pharmaceuticals Inc., 126 Valley Road, Suite C, Glen Rock, NJ 07452

www.RespireRx.com